Exhibit 10.1

AMENDMENT NO. 2

TO

TRADEMARK AND RECIPE LICENSE AGREEMENT

This AMENDMENT NO. 2 TO TRADEMARK AND RECIPE LICENSE AGREEMENT (this “Amendment”) is dated as of October 13, 2026, by and between VCP IP Holdings, LLC, a Delaware limited liability company (the “Licensor”), and GTI Core, LLC, a Delaware limited liability company (the “Licensee”). Terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the License Agreement (as defined below).

WHEREAS, Licensor and Licensee are parties to that certain Trademark and Recipe License Agreement dated as of August 27, 2025, as amended by that certain Amendment No. 1 to Trademark and Recipe License Agreement and as may be further amended and/or restated from time to time (the “License Agreement”).

WHEREAS, pursuant to Section 8.5 of the License Agreement, the License Agreement may only be amended pursuant to a written instrument signed by Licensor and Licensee; and

WHEREAS, Licensor and Licensee wish to amend the terms of the License Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to License Agreement. The Parties hereby agree that, effective as of October 13, 2026, the License Agreement shall be amended as follows:

(a) The following shall be added after the third sentence in Section 1.1 to the License Agreement:

“Notwithstanding anything to the contrary herein, (i) solely with respect to Trademarks and Recipes related to Señorita (“Señorita IP”), the definition of “Licensed Services” shall not include clause (b), (ii) the definition of “Locations” shall include licensed retail locations, and (iii) to the extent Licensor and/or its affiliates, under applicable law, and consistent with applicable Nasdaq listing standards, are or become permitted to provide any Licensed Services related to the Señorita IP outside of state regulated dispensary channels (“State Regulated Channels”), Licensor and its affiliates shall have the exclusive right to provide such Licensed Services except in State Regulated Channels, and Licensee’s license granted hereunder shall be limited such that Licensee shall only have the right to provide the Licensed Services within State Regulated Channels.”

(b) Exhibit A to the License Agreement shall be amended by adding the “Trademarks” included on the table attached as Attachment 1 hereto.

(c) The second sentence in Section (a) of Exhibit B to the License Agreement shall be deleted in its entirety and replaced with the following: “Commencing on October 13, 2026, the Annual Fee for calendar year 2026 shall be $64,250,000, payable in monthly installments of $5,354,166.67.”

(d) The second sentence in Section (b) of Exhibit B to the License Agreement shall be deleted in its entirety and replaced with the following: “For example, for calendar year 2027, if the applicable Published CPI Rate is 2.4%, the CPI Adjustment Rate shall be 4.8% and the Annual Fee for 2027 shall be increased by an amount equal to $3,084,000, resulting in an Annual Fee of $67,334,000, payable in monthly installments.”

2. Miscellaneous. Except as expressly set forth herein, the License Agreement shall remain in full force and effect. Section 8 of the License Agreement is hereby incorporated by reference, mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LICENSOR:

VCP IP Holdings, LLC

By:	/s/ Brad Asher
Name:	Brad Asher
Title:	Authorized Signatory

LICENSEE:

GTI Core, LLC

By:	/s/ Anthony Georgiaidis
Name:	Anthony Georgiadis
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Trademark and Recipe License Agreement]